Exhibit 14.1

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

POLICY STATEMENT:

Senior Financial Officers of Lux Amber, Corp. (the “Company”) are charged with the responsibility and have the authority to protect and preserve the financial interests of all of the stakeholders in the Company, including, without limitation, stockholders and employees. The Company’s Senior Financial Officers fulfill this responsibility and authority by developing and enforcing policies and procedures for the operation of the Company’s financial functions. All Senior Financial Officers of the Company are required to act in conformance with this Code of Ethics at all times and to encourage all of their respective subordinates to act in conformance with this Code of Ethics. For purposes of this Code of Ethics, the term “Senior Financial Officers” shall mean the Company’s:

• Chief Executive Officer

• Chief Financial Officer

• Principal Accounting Officer or Controller, or persons performing similar functions

This Code of Ethics may be revised or supplemented from time to time to reflect changing laws and ethical standards. Each Senior Financial Officer is responsible for maintaining a working knowledge and understanding of this Code of Ethics and will be required to certify on an annual basis that he or she has read, understands and agrees to comply with the most recent version of this Code of Ethics.

ETHICS POLICY:

1. Financial Records and Periodic Reporting

Senior Financial Officers will maintain the Company’s transaction and reporting systems and other procedures in a manner necessary to ensure that:

(a) material business transactions are properly authorized and completely and accurately recorded in the Company’s books and records in accordance with generally accepted accounting principles (GAAP) and established financial policies and of the Company;

(b) periodic financial communications and reports will be delivered in a timely manner and in a manner that allows readers and users of the communications and reports to determine the meaning, significance and consequence of the information presented.

2. Compliance with Applicable Laws, Rules and Regulations. Senior Financial Officers will:

(a) monitor compliance by the Company’s financial departments with applicable federal, state or local laws, rules or regulations; and

(b) promptly identify, report and correct any detected deviations from applicable federal, state or local laws, rules or regulations.

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3. Internal Controls. Senior Financial Officers will:

(a) report to executive management any significant deficiencies in the design or operation of internal controls which could adversely affect financial data; and

(b) report to executive management any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

4. Disclosure Controls. Senior Financial Officers will:

(a) establish and maintain disclosure controls and procedures to ensure that material information, including information from consolidated subsidiaries, is elevated to executive management; and

(b) evaluate the effectiveness of disclosure controls and procedures 90 days prior to the Company’s filing of its annual report.

ENFORCEMENT OF THE CODE OF ETHICS

All employees of the Company shall promptly report to the Company’s outside General Counsel and to the Chairman of the Audit Committee of the Company’s Board of Directors, any violations of this Code of Ethics. Any violation of this Code of Ethics by any Senior Financial Officer may lead to disciplinary action up to and including termination.

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